Exhibit 4.2

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is dated as of April 15, 2016 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, this “Agreement”), by and among: (i) WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent (as defined below) for the Pari Passu Secured Parties referred to below; (ii) WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Revolving Credit Agreement Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “Revolving Credit Agreement Agent”); (iii) WILMINGTON SAVINGS FUND SOCIETY, FSB, as administrative agent for the Term Loan Secured Parties referred to below (together with its successors and permitted assigns, in such capacity, the “Term Loan Agent”); and (iv) each other party signatory hereto or that has executed a Joinder Consent Agreement (as defined below).

PRELIMINARY STATEMENTS

1. Capitalized terms used herein and not defined herein have the respective meanings given to them in the Revolving Credit Agreement or, if not defined therein, the Term Loan Agreement, in each case referred to below.

2. Nuverra Environmental Solutions, Inc., a Delaware corporation (the “Company” has entered into an Amended and Restated Credit Agreement, dated as February 3, 2014 (as the same may be amended, restated, modified, renewed, refunded, replaced or Refinanced, the “Revolving Credit Agreement”), with Revolving Credit Agreement Agent and the lenders from time to time party thereto (collectively, the “Revolving Credit Agreement Lenders”), and the Issuing Bank (as defined therein).

3. The Company intends to enter into a Term Loan Agreement, dated as of the date hereof (as the same may be amended, restated, modified, renewed, refunded, replaced or Refinanced, the “Term Loan Agreement”), with the lenders from time to time party thereto (collectively, the “Term Loan Lenders”) and the Term Loan Agent.

4. The Grantors (as defined below) have granted and intend to grant to the Pari Passu Collateral Agent (as defined below), for the benefit of the Pari Passu Secured Parties (as defined below), a pari passu first-priority security interest in and lien upon certain of their assets pursuant to the terms of the Collateral Agreements (as defined below) in order to secure (i) the payment in full of the Revolving Credit Agreement Obligations (as defined below), and (ii) the payment in full of the Pari Passu Obligations (as defined below).

5. In connection with the execution and delivery of the Revolving Credit Agreement, the Term Loan Agreement, and the Collateral Agreements, the parties hereto desire to enter into this Agreement.

ARTICLE I

INTERPRETATION OF THIS AGREEMENT

1.1 Defined Terms. As used in this Agreement, capitalized terms have the respective meanings specified below or set forth in the Section of this Agreement referred to immediately following such term:

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the shares of securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting shares of securities, by contract or otherwise.

“Agents” means, collectively, the Pari Passu Collateral Agent; the Revolving Credit Agreement Agent; and the Term Loan Agent, and “Agent” means any one of them.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Authorized Representative” means (a) in the case of the Revolving Credit Agreement Obligations or the Revolving Credit Agreement Secured Parties, the Revolving Credit Agreement Agent, or (b) in the case of the Term Loan Obligations or the Term Loan Secured Parties, the Term Loan Agent.

“Bankruptcy Case” has the meaning assigned to such term in Section 4.11.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign bankruptcy, insolvency, receivership or similar law affecting creditors’ rights generally.

“Bank Product Agreements” means the “Bank Product Agreements,” as that term is defined in the Revolving Credit Agreement, as in effect on the date hereof and as may be amended, restated, supplemented or modified from time to time in accordance with this Agreement and the other Pari Passu Documents.

“Bank Product Obligations” means the “Bank Product Obligations,” as that term is defined in the Revolving Credit Agreement, as in effect on the date hereof and as may be amended, restated, supplemented or modified from time to time in accordance with this Agreement and the other Pari Passu Documents.

“Bank Product Providers” means the “Bank Product Providers,” as that term is defined in the Revolving Credit Agreement, as in effect on the date hereof and as may be amended, restated, supplemented or modified from time to time in accordance with this Agreement and the other Pari Passu Documents.

“Business Day” means any day except Saturday, Sunday and any day which shall be in New York, New York or Atlanta, Georgia a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Collateral Agreements” means, collectively, each Mortgage, Security Agreement, this Agreement and each other instrument, including any assignment, security agreement, trademark security agreement, patent security agreement, mortgage, deed, pledge agreement or other security instrument, creating Liens in favor of the Pari Passu Collateral Agent as required by the Pari Passu Documents or this Agreement, in each case, as the same may be in effect from time to time.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Conforming Amendment” means any amendment to any Term Loan Document that is substantively identical to a corresponding amendment to a comparable provision of a Revolving Credit Agreement Document.

“Controlling Party” means:

(a) the Revolving Credit Agreement Agent while no Non-Controlling Parties Enforcement Period is in effect and until the Discharge of Revolving Credit Agreement Obligations; and

(b) during a Non-Controlling Parties Enforcement Period and after the Discharge of Revolving Credit Agreement Obligations, the Term Loan Agent, until the Discharge of the Term Loan Obligations.

“Controlling Secured Parties” means, at any time with respect to any Pari Passu Collateral, the Pari Passu Secured Parties whose Authorized Representative is the Controlling Party for such Pari Passu Collateral at such time.

“Default Disposition” means any private or public disposition of all or any material portion of the Pari Passu Collateral by one or more Grantors with the consent of Pari Passu Collateral Agent (acting at the direction of the Controlling Party) after the occurrence and during the continuance of an Event of Default, which disposition is conducted by such Grantors with the consent of Controlling Party in connection with good faith efforts by Pari Passu Collateral Agent to collect any of the Pari Passu Obligations (in accordance with the priorities set forth in Section 2.5) through the disposition of such Pari Passu Collateral.

“DIP Financing” has the meaning set forth in Section 4.11.

“DIP Financing Liens” has the meaning set forth in Section 4.11.

“DIP Lenders” has the meaning set forth in Section 4.11.

“Discharge” means, except to the extent otherwise provided in Section 2.15, with respect to any Pari Passu Collateral and any Pari Passu Obligations either the Discharge of

Revolving Credit Agreement Obligations or the Discharge of the Term Loan Obligations, or both, as the context may require. The term “Discharged” shall have a corresponding meaning.

“Discharge of Revolving Credit Agreement Obligations” shall mean, except to the extent otherwise expressly provided in Section 2.15 or Section 4.12:

(a) payment in Dollars in full in cash or immediately available funds of all of the Revolving Credit Agreement Obligations (other than outstanding Letters of Credit and Bank Product Obligations and other than unasserted contingent indemnification obligations);

(b) termination or expiration of all commitments, if any, of the Revolving Credit Agreement Lenders to extend credit to the Company;

(c) termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the Revolving Credit Agreement) in respect of, all outstanding Letters of Credit that compose a portion of the Revolving Credit Agreement Obligations; and

(d) termination of, or providing cash collateral (in an amount, to the extent, and in the manner required by the Revolving Credit Agreement) in respect of, all Bank Product Obligations, and

(e) providing cash collateral to Revolving Credit Agreement Agent in such amount as Revolving Credit Agreement Agent determines is reasonably necessary to secure the Revolving Credit Agreement Secured Parties in respect of any asserted, threatened (in writing), or reasonably expected claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Revolving Credit Agreement Secured Parties may be entitled to indemnification by any Grantor pursuant to the indemnification provisions in the Revolving Credit Agreement Documents;

provided that the Discharge of Revolving Credit Agreement Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Revolving Credit Agreement Obligations that constitute an exchange or replacement for or a Refinancing of such Revolving Credit Agreement Obligations or if any of the Revolving Credit Agreement Obligations are reinstated pursuant to Section 2.15.

“Discharge of Term Loan Obligations” shall mean, except to the extent otherwise expressly provided in Section 2.15 or Section 4.12:

(a) payment in Dollars in full in cash or immediately available funds of all of the Term Loan Obligations (other than unasserted contingent indemnification obligations);

(b) termination or expiration of all commitments, if any, of the Term Loan Lenders to extend credit to the Company; and

(c) providing cash collateral to Term Loan Agent in such amount as Term Loan Agent determines is reasonably necessary to secure the Term Loan Secured Parties in respect of any asserted or threatened (in writing) claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which any of the Term Loan

Secured Parties may be entitled to indemnification by any Grantor pursuant to the indemnification provisions in the Term Loan Documents;

provided that the Discharge of Term Loan Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Term Loan Obligations that constitute an exchange or replacement for or a Refinancing of such Term Loan Obligations.

“Dollars” and the sign “$” shall each mean lawful money of the United States of America.

“Event of Default” means, as the context requires, any “Event of Default,” as defined in any Pari Passu Document.

“Excess Revolving Credit Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Revolving Credit Agreement Documents and the undrawn amount of outstanding letters of credit and related reimbursement obligations that is in excess of the Revolving Credit Agreement Cap, plus (b) the portion of interest and fees that accrues or is charged with respect to that portion of the principal amount of the loans and letters of credit described in clause (a) of this definition.

“Excess Term Loan Obligations” means the Term Loan Capped Obligations in excess of the Term Loan Cap.

“Grantor” means the Company and each Guarantor.

“Guarantor” means any Person defined as a “Guarantor” or a “Subsidiary Guarantor” in any applicable Pari Passu Document.

“Insolvency or Liquidation Proceeding” means: (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any liquidation, dissolution, reorganization or winding up of any Subsidiary of the Company permitted by the Pari Passu Documents), (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor or (e) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Consent Agreement” means a joinder and consent agreement in substantially the form attached hereto as Schedule I.

“Letters of Credit” means the “Letters of Credit” as that term is defined in the Revolving Credit Agreement, as in effect on the date hereof and as may be amended, restated, supplemented or modified from time to time in accordance with this Agreement and the other Pari Passu Documents.

“Mortgage” means each mortgage, deed of trust, deed to secure debt and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure Pari Passu Obligations under any Pari Passu Document or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, supplemented or modified from time to time.

“Motor Vehicle Notation” means each certificate of title or certificate of origin or similar instrument issued to evidence ownership of a motor vehicle (as defined under applicable state law) by any Grantor and upon which the Lien in favor of Pari Passu Collateral Agent is noted thereon.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization that contravenes the terms of this Agreement, including without limitation, any Plan of Reorganization that does not provide for payments in respect of the Revolving Credit Agreement Obligations to be made with the priority specified in Section 2.5 unless such Plan of Reorganization has been approved by the Required Lenders (as defined in the Revolving Credit Agreement).

“Non-Controlling Authorized Representative” means, at any time, with respect to any Pari Passu Collateral, an Authorized Representative that is not the Controlling Party with respect to such Pari Passu Collateral at such time.

“Non-Controlling Parties Enforcement Date” means that date that is 180 days after the occurrence of both (a) an Event of Default, as defined in the Term Loan Agreement and (b) the Pari Passu Collateral Agent’s and each other Authorized Representative’s receipt of written notice from the Term Loan Agent certifying that (i) such party is the Term Loan Agent and that an Event of Default, as defined in the Term Loan Agreement, has occurred and is continuing and (ii) such Pari Passu Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Term Loan Agreement; provided that the Non-Controlling Parties Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Pari Passu Collateral (1) at any time, including after such 180 day period, that (A) the then current Controlling Party has commenced (or caused the Pari Passu Collateral Agent to commence) and is diligently pursuing any enforcement action with respect to all or a material portion of such Pari Passu Collateral and (B) each other Authorized Representative has received written notice from the Controlling Party or the Pari Passu Collateral Agent thereof, or (2) at any time a Grantor that has granted a security interest in such Pari Passu Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding; provided, further, that with respect to Deposit Accounts and Securities Accounts only, the Non-Controlling Parties Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred if the Pari Passu Collateral Agent has commenced to exercise its rights in respect of such Deposit Accounts and/or Securities Accounts.

“Non-Controlling Parties Enforcement Period” means each period (a) commencing on a Non-Controlling Parties Enforcement Date and ending on a date on which an Event of Default under the Term Loan Agreement giving rise to such Non-Controlling Parties Enforcement Date is no longer continuing (without giving effect to any automatic stay under the applicable

Bankruptcy Law). For the avoidance of doubt, either a new Event of Default under the Term Loan Agreement (including (x) a breach of the same financial covenant that gave rise to the prior Non-Controlling Parties Enforcement Period in a subsequent measurement period and (y) the expiration or termination of the waiver or forbearance with respect to the prior Event of Default) or the end of stay of a Non-Controlling Parties Enforcement Date described in the proviso to the definition thereof may give rise to another Non-Controlling Parties Enforcement Period.

“Non-Controlling Secured Parties” means, at any time, with respect to any Pari Passu Collateral, the Pari Passu Secured Parties that are not Controlling Secured Parties with respect to such Pari Passu Collateral at such time.

“Notice of Default” means a written notification given by the Authorized Representative stating that an Event of Default has occurred and is continuing.

“Notice of Shared Payment” means a written notification given by or on behalf of any Pari Passu Secured Party stating that such Pari Passu Secured Party has received a Shared Payment.

“Pari Passu Collateral” means, collectively, all assets and properties subject to Liens created (or purported to be created) pursuant to any Collateral Agreement to secure Pari Passu Obligations, whether or not any such Liens are voided, avoided, invalidated, lapsed or unperfected.

“Pari Passu Collateral Agent” means Wells Fargo Bank, National Association and its replacements, successors and assigns, in its capacity as the collateral agent for all holders of Pari Passu Obligations.

“Pari Passu Documents” means, collectively, the Revolving Credit Agreement Documents and the Term Loan Documents.

“Pari Passu Lien” means any Lien on the Pari Passu Collateral.

“Pari Passu Obligations” means (a) the Revolving Credit Agreement Obligations, (b) the Term Loan Obligations, and (c) all other obligations of the Grantors in respect of, or arising under, the Pari Passu Documents, plus interest and all fees, costs, charges and expenses, including legal fees and expenses to the extent authorized under the Pari Passu Documents, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding, and whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

“Pari Passu Secured Party” means (a) the Pari Passu Collateral Agent, (b) the Revolving Credit Agreement Secured Parties, and (c) the Term Loan Secured Parties.

“Permitted Liens” means Liens permitted to exist on any Pari Passu Collateral pursuant to any applicable Pari Passu Document.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan of Reorganization” shall mean any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Possessory Collateral” means any Pari Passu Collateral in the possession or control of the Pari Passu Collateral Agent (or its agents or bailees) or any Authorized Representative, to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction, the equivalent legislation of any other jurisdiction or otherwise. Possessory Collateral includes any Certificated Securities, Promissory Notes, Instruments and Chattel Paper (each as defined in the Uniform Commercial Code).

“Purchase Event” means (a) the acceleration of all or substantially all of the Revolving Credit Agreement Obligations, (b) Revolving Credit Agreement Agent’s giving written direction to the Pari Passu Collateral Agent to exercise rights and remedies against a material portion of the Pari Passu Collateral, (c) the commencement of an Insolvency Proceeding with respect to any Grantor or (d) if the “secured claims” (within the meaning of section 506(b) of the Bankruptcy Code) of the Term Loan Secured Parties are classified in the same class as the “secured claims” of the Revolving Credit Agreement Secured Parties, the filing of a disclosure statement with respect to Plan of Reorganization that would permit Pari Passu Collateral or proceeds thereof to be distributed to holders of other claims or interests under such Plan of Reorganization unless the Plan of Reorganization provides for the payment, in full, in cash of such “secured claims” held by Term Loan Secured Parties.

“Receiving Party” has the meaning set forth in Section 2.3(a).

“Refinance” means, in respect of any indebtedness, to amend, restate, supplement, waive, replace, restructure, repay, refund, refinance (in whole or in part) or otherwise modify from time to time all or any part of such indebtedness. “Refinanced” and “Refinancing” have correlative meanings.

“Retained Interest” has the meaning assigned to such term in Section 2.12(k).

“Revolving Credit Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Revolving Credit Agreement Agent” has the meaning set forth in the first paragraph of this Agreement.

“Revolving Credit Agreement Cap” means, as of any date of determination, the sum of (which amount shall be increased by the amount of all interest, fees, costs, expenses, indemnities, and other amounts accrued or charged with respect to any of the Revolving Credit Agreement Obligations as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the Revolving Credit Agreement Obligations and including the same as would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency or Liquidation Proceeding):

(i) $110,000,000,

(ii) the amount of the Bank Product Obligations, plus

(iii) the Revolving Credit Agreement DIP Amount, minus

(iv) the amount of all payments of revolving loan obligations under the Revolving Credit Agreement that result in a permanent reduction of the revolving credit commitments under the Revolving Loan Credit Agreement (other than (A) reductions in sub-facility commitments not accompanied by a corresponding permanent reduction in the revolving facility or letters of credit commitment amount and (B) payments of such revolving loan obligations in connection with a Refinancing thereof).

Any net increase in the aggregate principal amount of a loan or Letter of Credit (on a U.S. dollar equivalent basis) after the loan is made or the Letter of Credit issued that is caused by a fluctuation in the exchange rate of the currency in which the loan or Letter of Credit is denominated will be ignored in determining whether the Revolving Credit Agreement Cap has been exceeded.

“Revolving Credit Agreement DIP Amount” means, after the commencement of an Insolvency or Liquidation Proceeding by any Grantor, $25,000,000 minus the principal amount of Revolving Credit Agreement Obligations funded in excess of $100,000,000 as permitted within clause (i) of the Revolving Credit Agreement Cap and outstanding as of the commencement of such Insolvency or Liquidation Proceeding.

“Revolving Credit Agreement Documents” means the Revolving Credit Agreement, the Collateral Agreements and any other Loan Documents (as defined in the Revolving Credit Agreement).

“Revolving Credit Agreement Lenders” has the meaning set forth in the Preliminary Statements of this Agreement.

“Revolving Credit Agreement Obligations” means all Obligations (as that term is defined in the Revolving Credit Agreement) and all other amounts owing, due, or secured under the terms of the Revolving Credit Agreement or any other Revolving Credit Agreement Documents (including pursuant to any DIP Financing that Refinances any Revolving Credit Agreement Obligations), whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations with respect to loans, Letters of Credit, Bank Product Obligations, obligations to provide cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Revolving Credit Agreement Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Revolving Credit Agreement Documents but for the effect of the Insolvency or Liquidation Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency or Liquidation Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Revolving Credit Agreement Secured Parties” means, collectively, the Revolving Credit Agreement Lenders, the Swing Lender (as that term is defined in the Revolving Credit Agreement), the Issuing Bank (as that term is defined in the Revolving Credit Agreement), the Bank Product Providers and the Revolving Credit Agreement Agent.

“Second Lien Intercreditor Agreement” means the Intercreditor Agreement dated as of April 15, 2016, by and between Pari Passu Collateral Agent and Wilmington Savings Fund Society, FSB, as “Second Lien Agent,” as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms.

“Security Agreement” means, collectively, each Guaranty and Security Agreement or other similar agreement executed by a Grantor in favor of the Pari Passu Collateral Agent, as amended, amended and restated, or supplemented from time to time in accordance with its terms.

“Shared Payment” has the meaning set forth in Section 2.3(a).

“Term Loan Agent” has the meaning set forth in the first paragraph of this Agreement.

“Term Loan Agreement” has the meaning set forth in the Preliminary Statements of this Agreement.

“Term Loan Cap” means, as of any date of determination, the sum of (which amount shall be increased by the amount of all interest, fees, costs, expenses, indemnities, and other amounts capitalized, accrued or charged with respect to the Term Loan Obligations as and when the same accrues or becomes due and payable, irrespective of whether the same is added to the principal amount of the Term Loan Obligations and including the same as would accrue and become due but for the commencement of an Insolvency or Liquidation Proceeding, whether or not such amounts are allowed or allowable, in whole or in part, in any such Insolvency or Liquidation Proceeding):

(i) $26,400,000, plus

(ii) If there is an Insolvency or Liquidation Proceeding and the Term Loan Secured Parties are permitted to provide DIP Financing pursuant to this Agreement, the amount of any DIP Financing advanced by any Term Loan Claimholders, pursuant to the terms of this Agreement, minus

(iii) the amount of all payments of the principal of any term loan included in the Term Loan Obligations (excluding payments as a result of Refinancing).

Any net increase in the aggregate principal amount of a loan (on a U.S. dollar equivalent basis) after the loan is made, that is caused by a fluctuation in the exchange rate of the currency in which the loan is denominated will be ignored in determining whether the Term Loan Cap has been exceeded.

“Term Loan Capped Obligations” means the Term Loan Obligations for the payment of principal of Loans (as such term is defined in the Term Loan Agreement) and interest, premium, if any, and fees accruing or payable in respect thereof or in respect of commitments therefor.

“Term Loan Documents” means the Term Loan Agreement, the Collateral Agreements and any other Loan Documents (as defined in the Term Loan Agreement).

“Term Loan Lenders” has the meaning set forth in the Preliminary Statements of this Agreement.

“Term Loan Obligations” means the Obligations (as defined in the Term Loan Agreement) of the Grantors under the Term Loan Agreement, the Collateral Agreements and any other Loan Documents (as defined in the Term Loan Agreement), whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, obligations with respect to loans, or indemnities in respect thereof, any other indemnities or guarantees, and all other amounts payable under or secured by any Term Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency or Liquidation Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Term Loan Documents but for the effect of the Insolvency or Liquidation Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency or Liquidation Proceeding), in each case whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Term Loan Secured Parties” means, collectively, the Term Loan Lenders and the Term Loan Agent.

“Transferee” has the meaning set forth in Section 4.7(b).

“Triggering Event” has the meaning set forth in Section 2.13.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2 Certain Other Terms. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, (i) the term “or” is not exclusive, (ii) words in the singular include the plural, and in the plural include the singular, (iii) “will” shall be interpreted to express a command, (iv) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, in each case in accordance with the terms of this Agreement, (v) any reference herein to (A) any Person shall be construed to include such Person’s successors and permitted assigns and (B) to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding, (vi) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (vii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (viii) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement unless otherwise stated and (ix) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and all proceeds thereof.

ARTICLE II

PAYMENTS, ETC.

2.1 Event of Default; Receipt of Sharing Payment. Each Authorized Representative shall use reasonable efforts to give a Notice of Default to each other Authorized Representative promptly after having actual knowledge of the occurrence of an Event of Default under the respective Pari Passu Documents with respect to the applicable Pari Passu Obligations. In addition, the Pari Passu Collateral Agent shall use reasonable efforts give a Notice of Shared Payment to each Authorized Representative immediately upon having actual knowledge of the receipt of a Shared Payment by it or any Pari Passu Secured Party. No failure to give any such Notice of Default or Notice of Shared Payments will affect the priorities or other rights of the Revolving Credit Agreement Secured Parties hereunder.

2.2 Liens to Rank Equally; Single Set of Security Documents.

(a) Notwithstanding the date, time, method, manner or order of grant, attachment, recording or perfection of any Pari Passu Lien, and notwithstanding any provision of the Uniform Commercial Code, or any other applicable law or the provisions of any other Pari Passu Documents, or any other circumstance whatsoever, the Pari Passu Collateral Agent and the Pari Passu Secured Parties agree that any Liens held by any Pari Passu Secured Party on the Pari Passu Collateral will be equal in all respects with any and all Pari Passu Liens then or thereafter held by or for the benefit of any Pari Passu Secured Party on the Pari Passu Collateral and such Liens on the Pari Passu Collateral will be and remain equal in all respects for all purposes, including without limitation, with respect to the priority thereof, whether or not any such Liens are subordinated in any respect to any other Liens securing any other obligation or any other Person and whether or not any such Liens are voided, avoided, invalidated, lapsed or unperfected, subject to the provisions of this Section.

(b) None of the Pari Passu Secured Parties shall cause or permit to exist any Liens on Pari Passu Collateral securing any Pari Passu Obligations other than Liens in favor of the Pari Passu Collateral Agent securing the Pari Passu Obligations (or any of them as required by applicable law). If at any time any Lien on the Pari Passu Collateral shall exist in favor of any Pari Passu Secured Party other than the Pari Passu Collateral Agent, such Pari Passu Secured Party shall ensure that such Lien is either terminated or promptly transferred in favor of the Pari Passu Collateral Agent, and that any Pari Passu Collateral constituting Possessory Collateral, from time to time in its possession or control, shall be promptly transferred to the Pari Passu Collateral Agent.

2.3 Sharing of Payments.

(a) Each Pari Passu Secured Party (a “Receiving Party”) agrees that, so long as the Discharge of Revolving Credit Agreement Obligations and the Discharge of all Pari Passu Obligations have not occurred, any and all Pari Passu Collateral (or assets and property purported to be Pari Passu Collateral) or proceeds thereof received by any Pari Passu Secured

Party (in the form of cash or otherwise) pursuant to any Collateral Agreement or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or in connection with any disposition of, collection on, or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) with respect to, such Pari Passu Collateral (each a “Shared Payment”), is to be paid to the Pari Passu Collateral Agent, which shall distribute such proceeds among the Pari Passu Secured Parties in accordance with Section 2.5 below. Without limiting the foregoing and for the avoidance of doubt, a Shared Payment includes any payment or distribution of any kind or character, whether in cash, property, stock or obligations (and the proceeds thereof), which may be payable or deliverable in respect of the Pari Passu Collateral, including payments, property or other distributions in an Insolvency or Liquidation Proceeding in respect of the Pari Passu Collateral. If a Shared Payment is in a form other than cash, then such non-cash proceeds shall be held by the Pari Passu Collateral Agent as additional collateral and, at such time as such non-cash proceeds are monetized or produce cash proceeds, shall be applied in the order of application set forth in Section 2.5. Pari Passu Collateral Agent shall have no duty or obligation to dispose of such non-cash proceeds and may dispose of such non-cash proceeds or continue to hold such non-cash proceeds, in each case, in its discretion; provided, that any non-cash proceeds received by Pari Passu Collateral Agent may be distributed by Pari Passu Collateral Agent to the Revolving Credit Agreement Secured Parties in full or partial satisfaction of Revolving Credit Agreement Obligations in an amount reasonably determined by Pari Passu Collateral Agent acting at the direction of the Controlling Party, or as a court of competent jurisdiction may direct pursuant to a final, non-appealable order, including an order confirming a Plan of Reorganization in an Insolvency or Liquidation Proceeding. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a confirmed Plan of Reorganization or similar dispositive restructuring plan, on account of the Pari Passu Obligations, then, to the extent the debt obligations distributed are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations and the proceeds thereof.

(b) Each Receiving Party shall segregate and hold all Shared Payments received by it in trust for the benefit of, and forthwith shall transfer and pay over to, the Pari Passu Collateral Agent for the benefit of the Pari Passu Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct.

(c) Notwithstanding anything in this Section 2.3 to the contrary but subject to Sections 2.10 and 2.11, the Pari Passu Secured Parties shall have the rights and remedies available to them under the applicable Pari Passu Documents upon the occurrence of an applicable Event of Default or otherwise, including, without limitation, the right to (i) accelerate any of the Pari Passu Obligations owing to such Pari Passu Secured Party, (ii) institute suit against any Grantor, and (iii) take any other enforcement action (other than any enforcement action against Pari Passu Collateral) with respect to any applicable Event of Default.

(d) Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations, or the Pari Passu Collateral subject to any

Lien securing the Pari Passu Obligations, it may request that such information be furnished to it in writing by each other Authorized Representative, as applicable, and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination or not make any determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination.

2.4 Pari Passu Collateral Agent and Shared Payments. Each Pari Passu Secured Party agrees that the Pari Passu Collateral Agent shall distribute Shared Payments to the respective Agents for the Pari Passu Secured Parties in accordance with the terms of this Agreement, which Shared Payments received by any Agent shall be applied by such Agent in accordance with the terms and provisions of the applicable Pari Passu Documents for which such Agent acts as agent. Each Receiving Party shall remit any Shared Payment received by it to the Pari Passu Collateral Agent for distribution in accordance with Section 2.5.

2.5 Distribution of Shared Payments.

(a) Each Pari Passu Secured Party agrees that all Shared Payments shall be distributed by the Pari Passu Collateral Agent as follows:

(i) first, to the payment of all unpaid fees, expenses, reimbursements and indemnification amounts incurred by the Pari Passu Collateral Agent and all fees owed to it in connection with such collection or sale or otherwise in connection with this Agreement or any other Pari Passu Document (regardless of whether allowed or allowable in an Insolvency or Liquidation Proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution;

(ii) second, to the payment of the Revolving Credit Agreement Obligations (exclusive of the Excess Revolving Credit Obligations), including any interest, fees, costs, expenses, charges or other amounts, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding (regardless of whether allowed or allowable in any such Insolvency or Liquidation Proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution;

(iii) third, after the Discharge of Revolving Credit Agreement Obligations has occurred, to the payment of the Term Loan Obligations (exclusive of the Excess Term Loan Obligations), including any interest, fees, costs, expenses, charges or other amounts, in each case whether accrued or incurred before or after the commencement of an Insolvency or Liquidation Proceeding (regardless of whether allowed or allowable in any such Insolvency or Liquidation Proceeding), pro rata in accordance with the relative amounts thereof on the date of any payment or distribution; and

(iv) fourth, in accordance with Section 4.1 of the Second Lien Intercreditor Agreement.

Any surplus proceeds remaining after the Discharge of all Pari Passu Obligations and payment in full and discharge of the Second Lien Debt will be returned to the applicable Grantor or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(b) For the avoidance of doubt, until the Discharge of Revolving Credit Agreement Obligations has occurred, no payments or distributions of any kind pursuant to Section 2.5(a) shall be made on account of the Term Loan Obligations (except for payments to the Pari Passu Collateral Agent in accordance with Section 2.5(a)(i)). All Collateral and proceeds thereof received by Revolving Credit Agreement Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, pursuant to the Revolving Credit Agreement.

2.6 Effectiveness in Insolvency or Liquidation Proceedings, Separate Classification. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding notwithstanding Section 1129(b)(1) of the Bankruptcy Code, and is intended to be and shall be interpreted to be enforceable against the parties hereto including each Grantor to the maximum extent permitted pursuant to applicable law. All references in this Agreement to any Grantor shall include such Person as a debtor-in-possession and any receiver or trustee for such Person in any Insolvency or Liquidation Proceeding. To the maximum extent permitted by law, the Revolving Credit Agreement Obligations (and the security therefor) constitute a separate and distinct class and separate and distinct claims from the other Pari Passu Obligations (and the security therefor). Revolving Credit Agreement Agent, for itself and on behalf of the Revolving Credit Agreement Secured Parties, and Term Loan Agent, on behalf of the Term Loan Secured Parties, agree to not object to separate classification of their respective Pari Passu Obligations. If, notwithstanding the foregoing, the Pari Passu Obligations of the Term Loan Secured Parties are classified in the same class as the Pari Passu Obligations of the Revolving Credit Agreement Secured Parties, Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agrees to not vote in connection with such Plan of Reorganization without the prior written consent of Revolving Credit Agreement Agent. Any such vote in violation of the preceding sentence may be withdrawn by Revolving Credit Agreement Agent, and the Term Loan Secured Parties by this Agreement hereby grant an irrevocable proxy (coupled with an interest) in favor of Revolving Credit Agreement Agent solely for the purpose of withdrawing any such vote.

2.7 Invalidated Payments. Each Pari Passu Secured Party shall promptly notify the Pari Passu Collateral Agent in writing if, at any time, such Pari Passu Secured Party is required to return or repay, in whole or in part, whether by court order, settlement or otherwise, any amount distributed by the Pari Passu Collateral Agent pursuant to this Agreement. The Pari Passu Collateral Agent shall notify each Authorized Representative in writing of any requirement to return or repay any distribution made hereunder, and each Pari Passu Secured Party shall pay its pro rata portion received by it of such amount, without any interest thereon, which payment shall be made to the Pari Passu Collateral Agent (or as directed by the Pari Passu Collateral Agent) for payment to the appropriate party in interest. If any such amounts are subsequently recovered by any Pari Passu Secured Party, such Pari Passu Secured Party shall promptly remit such amounts upon receipt to the Pari Passu Collateral Agent, and the Pari Passu Collateral Agent shall redistribute such amounts to the Pari Passu Secured Parties, without any interest thereon, in accordance with Section 2.5. The obligations of the Pari Passu Secured Parties and the Pari Passu Collateral Agent under this Section 2.7 shall survive the repayment of the Pari Passu Obligations and termination of all of the Pari Passu Documents.

2.8 Validity of Liens; Gratuitous Bailee for Perfection.

(a) The Pari Passu Collateral Agent, each Authorized Representative and each other Pari Passu Secured Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of any Pari Passu Obligations or of any lien or security interest granted to the Pari Passu Collateral Agent or any other Pari Passu Secured Party under any Pari Passu Document constituting a Collateral Agreement, provided that nothing in this Agreement will be construed to prevent or impair the rights of any Agent or any other Pari Passu Secured Party to enforce this Agreement to the extent provided hereby.

(b) The Pari Passu Collateral Agent agrees to hold any Pari Passu Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu Secured Party solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Agreements, in each case, subject to the terms and conditions of this Section 2.8. Pending delivery to the Pari Passu Collateral Agent, each other Authorized Representative agrees to hold any Pari Passu Collateral constituting Possessory Collateral, from time to time in its possession or control, as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Collateral Agreements, in each case, subject to the terms and conditions of this Section 2.8. The duties or responsibilities of the Pari Passu Collateral Agent and each other Authorized Representative under this Section 2.8 shall be limited solely to holding any Pari Passu Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

2.9 Additional Collateral. No Grantor may grant any additional Liens upon any assets to secure any Pari Passu Obligations other than Liens granted in favor of Pari Passu Collateral Agent. If, after the date hereof and notwithstanding the preceding sentence, any Grantor grants any additional Liens upon any assets to secure any Pari Passu Obligations, such Lien will either be released and terminated or assigned to Pari Passu Collateral Agent, in each case in form and substance satisfactory to Pari Passu Collateral Agent. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to Pari Passu Collateral Agent or the Controlling Parties, such other Pari Passu Secured Parties who obtain Liens in violation of the foregoing agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.9 shall be subject to Sections 2.4 and 2.5.

2.10 Exercise of Rights and Remedies.

(a) The Pari Passu Collateral Agent will, at all times prior to the Discharge of Revolving Credit Agreement Obligations and the Discharge of all Pari Passu Obligations, have the exclusive right to enforce rights and exercise remedies with respect to the Pari Passu Collateral or to commence or seek to commence any action or proceeding with respect to such rights or remedies; provided, however, that the Pari Passu Collateral Agent will only take any actions with respect to the Pari Passu Collateral at the written direction of the Controlling Party. Until the Discharge of the Revolving Credit Agreement Obligations, no Pari Passu Secured Party, except for Wells Fargo Bank, National Association, in its capacity as Revolving Credit Agreement Agent, may exercise any right of setoff against debts owed by Company.

(b) Prior to taking any enforcement action (other than any action against Pari Passu Collateral, which may be taken only by the Pari Passu Collateral Agent), or action to commence or petition for any Insolvency Proceeding, any party seeking to take such action will give Revolving Credit Agreement Agent and Pari Passu Collateral Agent not more than 20 Business Days and not less than 5 Business Days prior written notice of the intention to exercise such rights and remedies, including specifying the rights and remedies that such party intends to exercise, which notice may be sent prior to the end of the 180 day period described in the definition of the Non-Controlling Parties Enforcement Date; provided that the failure to give such notice shall not invalidate such action.

2.11 Exercise of Rights and Remedies with Respect to Pari Passu Collateral.

(a) Actions with Respect to Pari Passu Collateral. With respect to any Pari Passu Collateral; (i) only the Pari Passu Collateral Agent shall act or refrain from acting with respect to the Pari Passu Collateral, and then only on the written instructions of the Controlling Party; (ii) the Pari Passu Collateral Agent shall not follow any instructions with respect to such Pari Passu Collateral from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Controlling Party); (iii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Controlling Party) shall, or shall instruct the Pari Passu Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Pari Passu Collateral, whether under any Collateral Agreement, applicable law or otherwise and (iv) no Non-Controlling Authorized Representative or other Pari Passu Secured Party will take any action that would restrain, hinder, limit, delay, or otherwise interfere with any enforcement action or exercise of rights and remedies taken by the Pari Passu Collateral Agent or authorized by the Controlling Party.

(b) Permitted Actions. Notwithstanding the foregoing subsection (a), any Non-Controlling Authorized Representative or Non-Controlling Secured Party may (i) if an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the Pari Passu Obligations; (ii) take any action that could be exercised by an unsecured creditors so long as such action is not inconsistent with the terms and provisions of this Agreement; (iii) take any action (not adverse to the priority status of the Liens on the Pari Passu Collateral or the rights of Pari Passu Collateral Agent, or any Controlling Secured Parties to take enforcement actions with respect to the Pari Passu Collateral) in order to create, prove, preserve and protect the validity, enforceability, perfection and priority of its Lien in and to the Pari Passu Collateral; (iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Pari Passu Secured Parties, including any claims secured by the Pari Passu Collateral, if any; (v) vote on any Plan of Reorganization and make any filings and motions and file any pleadings, in each case, that are, in each case, not in contravention of the provisions of this Agreement, with respect to the Pari Passu Obligations and the Pari Passu Collateral; (vi) make any election permitted under 11 USC § 1111(b) if classified in a class separate from the Revolving Credit Agreement Obligations; (vii) take any action to value the Pari Passu Collateral in any Insolvency or Liquidation Proceeding in an amount greater than the Revolving Credit Agreement Obligations plus any post-petition interest, fees, costs and other charges, whether or not allowed or allowable; (viii) in the case of a sale or other disposition of any Pari Passu Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code, make a cash bid or credit bid for such property (provided such credit bid includes cash in an amount to cause the Discharge of Revolving Credit Agreement Obligations at the initial closing of such purchase) and (ix) join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Pari Passu Collateral initiated by Pari Passu Collateral Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with an enforcement action by Pari Passu Collateral Agent (it being understood that all proceeds from such enforcement action or other proceeding shall be remitted to Pari Passu Collateral Agent in accordance with the terms of this Agreement).

(c) Prohibition on Contesting Liens. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will, or request or attempt to cause the Pari Passu Collateral Agent to, contest, protest or object to any foreclosure proceeding or action brought by the Pari Passu Collateral Agent, the Controlling Party or the Controlling Secured Parties or any other exercise by the Pari Passu Collateral Agent, the Controlling Party or the Controlling Secured Parties of any rights and remedies relating to the Pari Passu Collateral.

2.12 Purchase Option.

(a) Upon the occurrence and during the continuation of a Purchase Event, then, in any such case, any one or more of the Term Loan Secured Parties (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Term Loan Secured Party having a ratable right to make the purchase, with each Term Loan Secured Party’s right to purchase being automatically proportionately increased by the amount not purchased by another Term Loan Secured Party), upon 5 Business Days prior written notice from (or on behalf of) such Term Loan Secured Parties (a “Purchase Notice”) to Revolving Credit Agreement Agent to acquire from the Revolving Credit Agreement Secured Parties all (but not less than all) of the right, title, and interest of the Revolving Credit Agreement Secured Parties in and to the Revolving Credit Agreement Obligations (up to the Revolving Credit Agreement Cap) and the Revolving Credit Agreement Documents. The Purchase Notice shall be given not later than 20 calendar days after the first occurrence of any Purchase Event and such Purchase Notice, if given, shall be irrevocable.

(b) On the date specified by Term Loan Agent in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by Revolving Credit Agreement Agent of the Purchase Notice), the Revolving Credit Agreement Secured Parties shall sell to the purchasing Term Loan Secured Parties and the purchasing Term Loan Secured Parties shall purchase from the Revolving Credit Agreement Secured Parties, the Revolving Credit Agreement Obligations (up to the Revolving Credit Agreement Cap).

(c) On the date of such purchase and sale, the purchasing Term Loan Secured Parties shall

(i) pay to Revolving Credit Agreement Agent, for the benefit of the Revolving Credit Agreement Secured Parties, as the purchase price therefor, the full amount of all the Revolving Credit Agreement Obligations (up to the Revolving Credit Agreement Cap), other than indemnification obligations for which no claim or demand for payment has been made at such time, and other than Revolving Credit Agreement Obligations cash collateralized in accordance with clause (c)(ii) below) then outstanding and unpaid,

(ii) furnish cash collateral to Revolving Credit Agreement Agent in such amounts as Revolving Credit Agreement Agent determines is reasonably necessary to secure Revolving Credit Agreement Agent and the Revolving Credit Agreement Secured Parties in respect of (A) any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit) (such cash collateral shall be applied to payment of all fees and other charges relating to Letters of Credit and to the reimbursement of any drawing under a Letter of Credit as and when such drawing is paid and, if a Letter of Credit expires undrawn, the cash collateral held by Revolving Credit Agreement Agent in respect of such Letter of Credit shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Secured Parties) and (B) Bank Product Obligations (such cash collateral shall be applied to the reimbursement of the Bank Product Obligations as and when such obligations become due and payable and, at such time as all of the Bank Product Obligations are paid in full, the remaining cash collateral held by Revolving Credit Agreement Agent in respect of Bank Product Obligations shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Secured Parties), and (C) any asserted, threatened (in writing), or reasonably expected claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages that are the subject of the indemnification provisions of the Revolving Credit Agreement (such cash collateral shall be applied to the reimbursement of such obligations as and when they become due and payable and, at such time as all of such obligations are paid in full, the remaining cash collateral held by Revolving Credit Agreement Agent in respect of indemnification obligations shall be remitted to the Term Loan Agent for the benefit of the purchasing Term Loan Secured Parties), and

(d) pay to Revolving Credit Agreement Agent and the other Revolving Credit Agreement Secured Parties the amount of all expenses to the extent earned or due and payable in accordance with the Revolving Credit Agreement Documents (including the reimbursement of attorneys fees, financial examination expenses, and appraisal fees).

(e) Such purchase price and cash collateral shall be remitted by wire transfer of cash or immediately available funds to such bank account of Revolving Credit Agreement Agent as Revolving Credit Agreement Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the purchasing Term Loan Secured Parties to the bank account designated by Revolving Credit Agreement Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by the purchasing Term Loan Secured Parties to the bank account designated by Revolving Credit Agreement Agent are received in such bank account later than 2:00 p.m., New York City time.

(f) Anything contained in this paragraph to the contrary notwithstanding, in the event that (i) the purchasing Term Loan Secured Parties receive all or a portion of any restructuring fee, prepayment premium, make-whole obligation, or early termination fee payable pursuant to the Revolving Credit Agreement Documents in cash within 180 days following the date on which the purchasing Term Loan Secured Parties pay the purchase price described in clauses (c)(i)-(iii) of this Section 2.12, then, within 3 Business Days after receipt by such Term Loan Secured Parties of such amounts, the purchasing Term Loan Secured Parties shall pay a supplemental purchase price to Revolving Credit Agreement Agent, for the benefit of the Revolving Credit Agreement Secured Parties, in respect of their purchase under this Section 2.12 in an amount equal to the portion of the restructuring fee, prepayment premium, make-whole obligation or early termination fee received by the purchasing Term Loan Secured Parties to which the Revolving Credit Agreement Secured Parties would have been entitled to receive had the purchase under this Section 2.12 not occurred.

(g) Such purchase shall be effected by the execution and delivery of a the form of assignment and acceptance agreement attached as an Exhibit to the Revolving Credit Agreement and shall be expressly made without representation or warranty of any kind by Revolving Credit Agreement Agent and the other Revolving Credit Agreement Secured Parties as to the Revolving Credit Agreement Obligations so purchased, or otherwise, and without recourse to Revolving Credit Agreement Agent or any other Revolving Credit Agreement Secured Party, except that each Revolving Credit Agreement Secured Party shall represent and warrant: (i) that the amount quoted by such Revolving Credit Agreement Secured Party as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to the purchasing Term Loan Secured Parties, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

(h) In the event that any one or more of the Term Loan Secured Parties exercises and consummates the purchase option set forth in this Section 2.12, (i) Revolving Credit Agreement Agent shall have the right, but not the obligation, to immediately resign under the Revolving Credit Agreement, and (ii) the purchasing Term Loan Secured Parties shall have the right, but not the obligation, to require Revolving Credit Agreement Agent to immediately resign under the Revolving Credit Agreement. Any resignation by Revolving Credit Agreement Agent will not affect its right to retain cash collateral as contemplated under this Section 2.12.

(i) In the event that any one or more of the Term Loan Secured Parties exercises and consummates the purchase option set forth in this Section 2.12, (i) the Revolving Credit Agreement Secured Parties shall retain their indemnification rights under the Revolving Credit Agreement for actions or other matters arising on or prior to the date of such purchase or relating to the Excess Revolving Credit Obligations, and (ii) and in the event that, at the time of such purchase, there exists Revolving Credit Agreement Obligations in excess of the Revolving Credit Agreement Cap, the consummation of such purchase option shall not include (nor shall the purchase price be calculated with respect to) such excess Revolving Credit Agreement Obligations (clauses (i) and (ii), the “Retained Interest”).

(j) In the event that a Retained Interest exists, each Revolving Credit Agreement Secured Party shall, at the request of the purchasing Term Loan Secured Parties, execute an amendment to the Revolving Credit Agreement acknowledging that such Retained Interest consisting of Excess Revolving Credit Agreement Obligations is a last-out tranche, payable in accordance with the priorities set forth in this Agreement. Interest with respect to such Retained Interest consisting of excess Revolving Credit Agreement Obligations shall continue to accrue and be payable in accordance with the terms of the Revolving Credit Agreement Documents, the Retained Interest shall continue to be secured by the Pari Passu Collateral, and the Retained Interest shall be paid (or cash collateralized, as applicable) in accordance with the terms of the Revolving Credit Agreement and this Agreement. Each Revolving Credit Agreement Secured Party shall continue to have all rights and remedies of a lender under the Revolving Credit Agreement and the other Revolving Credit Agreement Documents; provided, that no Revolving Credit Agreement Secured Party shall have any right to vote on or otherwise consent to any amendment, waiver, departure from, or other modification of any provision of any Revolving Credit Agreement Document except that the consent of the applicable Revolving Credit Agreement Secured Parties shall be required for (i) those matters that require the agreement of all lenders or each affected lender under the Revolving Credit Agreement as in effect on the date of such purchase and sale and (ii) matters in contravention of the provisions and priorities set forth in this Agreement.

2.13 Release of Pari Passu Liens. In connection with (a) any disposition of any Pari Passu Collateral permitted under the terms of all of the Pari Passu Documents, (b) a Default Disposition, or (c) the enforcement or exercise of any rights or remedies with respect to the Pari Passu Collateral, including any disposition of Pari Passu Collateral (including in connection with any sale pursuant to Section 363 of the Bankruptcy Code), the Liens in favor of the Pari Passu Collateral Agent will automatically be released and discharged upon final conclusion of such disposition or enforcement action, provided that (i) any proceeds from such disposition described in clause (a) above occurring prior to the occurrence of a Triggering Event are applied in accordance with the Pari Passu Documents and (ii) any proceeds from such disposition described in clause (a) above occurring after the occurrence of a Triggering Event and any proceeds from any enforcement action described in clauses (b) and (c) above are applied in accordance with Section 2.5. Upon the delivery by the Pari Passu Collateral Agent, at the direction of the Controlling Party, of a Notice of Default to each Authorized Representative in accordance with Section 2.1 (a “Triggering Event”), the Pari Passu Collateral Agent will be entitled to exercise remedies with respect to the Pari Passu Collateral at the written direction of the Controlling Party and will not be permitted to release Liens on any Pari Passu Collateral sold or disposed of by any Grantor (other than as expressly permitted by the Pari Passu Documents) without the consent of the Controlling Party. Notwithstanding the foregoing, except in connection with a Default Disposition or the exercise of remedies against the Pari Passu Collateral or a release granted following the Discharge of Revolving Credit Agreement Obligations and the Discharge of all of the Pari Passu Obligations and termination of commitments under the Pari Passu Documents, the Pari Passu Collateral Agent shall not release the Liens under the Pari Passu Documents on all or substantially all of the Pari Passu Collateral without the individual consent of the Company and each Authorized Representative representing holders of Pari Passu Obligations for whom such collateral constitutes Pari Passu Collateral. Prior to taking any action related to the disposition of Pari Passu Collateral, the Pari Passu Collateral Agent must be provided with indemnification to its satisfaction. Notwithstanding anything to the contrary contained in this Agreement, neither the Pari Passu Collateral Agent nor any Authorized Representative shall release or discharge any Lien on the Pari Passu Collateral, except for a release or discharge by the Pari Passu Collateral Agent where the Pari Passu Collateral Agent has a good faith belief that the terms set forth in clause (a), clause (b) or clause (c) of this Section 2.13 have been satisfied.

2.14 Post-petition Amounts. No Pari Passu Secured Party shall oppose or seek to challenge or support any Person challenging any claim by the Pari Passu Collateral Agent or any other Pari Passu Secured Party for allowance in any Insolvency or Liquidation Proceeding of Pari Passu Obligations consisting of post-petition interest (at the rate provided for in the documentation with respect thereto, including at the default rate), fees, costs, charges or expenses, including any restructuring fees, yield maintenance premiums, make-whole premiums, early termination premiums, or similar amounts.

2.15 Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to any Pari Passu Obligations previously made shall be rescinded for any reason whatsoever, then such Pari Passu Obligations shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the Pari Passu Secured Parties provided for herein.

2.16 Prepayments. Except as permitted in accordance with the payment conditions set forth in the Term Loan Documents on the date hereof (without regard to any waiver thereof), without the prior written consent of the Revolving Credit Agreement Agent, no Term Loan Secured Party will take, demand, or receive from any Grantor any prepayment of principal (whether optional, voluntary, mandatory, or otherwise or by set-off, redemption, defeasance, or other payment or distribution) with respect to any Term Loan Obligation. If any such prepayments are received, at any time before the Discharge of the Revolving Credit Agreement Obligations, by one or more of the Term Loan Secured Parties, they shall be held in trust for the benefit of the Revolving Credit Agreement Secured Parties and forthwith paid over to the Revolving Credit Agreement Agent for the benefit of the Revolving Credit Agreement Secured Parties.

ARTICLE III

PARI PASSU COLLATERAL AGENT

3.1 Appointment and Authority.

(a) Each of the Pari Passu Secured Parties, by its acceptance hereof, hereby irrevocably designates and appoints the Pari Passu Collateral Agent to act as its agent with respect to the Pari Passu Collateral and for purposes of creating a Lien therein and perfection under the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time, as applicable, or any equivalent foreign legislation, with such powers as are specifically delegated to the Pari Passu Collateral Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Pari Passu Collateral Agent shall not have a fiduciary relationship in respect of any Pari Passu Secured Party by reason of this Agreement or the exercise of any powers delegated to the Pari Passu Collateral Agent hereunder or under the Collateral Agreements.

(b) Each of the Pari Passu Secured Parties irrevocably authorizes the Pari Passu Collateral Agent, in such capacity, to take such action on such Pari Passu Secured Party’s behalf under the provisions of any Collateral Agreement as are expressly delegated to the Pari Passu Collateral Agent and to exercise such powers and perform such duties as are expressly delegated to the Pari Passu Collateral Agent by the terms thereof, together with such other powers as are reasonably incidental thereto. The Pari Passu Collateral Agent shall not have any duties or responsibilities, except those expressly set forth with respect to it in the Collateral Agreements, or any fiduciary relationship with any Pari Passu Secured Party.

(c) Each of the Pari Passu Secured Parties, by its acceptance hereof, hereby further designates and appoints the Pari Passu Collateral Agent its mortgagee trustee and collateral agent in respect of motor vehicle titles, and transfers to the Pari Passu Collateral Agent the respective rights of each other Pari Passu Secured Party to, at the written direction of the Controlling Party, receive, hold, administer and enforce the Mortgages and Motor Vehicle Notations, or any one of them, as trustee mortgagee and collateral agent on behalf of the Pari Passu Secured Parties, and to take such action as trustee mortgagee and collateral agent and to exercise such powers respecting the Mortgages and Motor Vehicle Notations as are delegated to a mortgagee or secured party under such Mortgages and Motor Vehicle Notations or by applicable law, together with such powers that are reasonably incidental thereto, in each case at the written direction of the Controlling Party. The Pari Passu Collateral Agent, as trustee mortgagee hereby declares that it accepts the trust hereby created for the limited purpose of holding the Mortgages and exercising remedies thereunder and agrees to perform such trust for the sole use and benefit of the Pari Passu Secured Parties on the terms set forth herein and upon execution and delivery of each respective Mortgage. In its capacity as trustee mortgagee in respect of the Mortgages and collateral agent and secured party in respect of the Motor Vehicle Notations, the Pari Passu Collateral Agent is entitled to all of the protections and indemnities of the Pari Passu Collateral Agent.

(d) Each Non-Controlling Secured Party acknowledges and agrees that the Pari Passu Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, (i) to sell, transfer or otherwise dispose of or deal with any Pari Passu Collateral that is not prohibited by this Agreement and (ii) to act solely on the written instructions of the Controlling Party, in each case without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Pari Passu Collateral Agent, the Controlling Party or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Pari Passu Collateral, or to sell, dispose of or otherwise liquidate all or any portion of such Pari Passu Collateral, in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against the Pari Passu Collateral Agent arising out of (i) any actions that the Pari Passu Collateral Agent, any Authorized Representative or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Pari Passu Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Pari Passu Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with the Collateral Agreements or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Controlling Party or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 4.11, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, any Grantor or any of its Subsidiaries, as debtor-in-possession.

(e) Each of the Pari Passu Secured Parties, by its acceptance hereof, agrees that it will not propose, sponsor, support, vote in favor of or agree to (i) any Non-Conforming Plan of Reorganization or (ii) any Plan of Reorganization, directly or indirectly, that is pursuant to Section 1129(b) (1) of the Bankruptcy Code that has not been approved by the Required Lenders (as defined in the Revolving Credit Agreement).

3.2 Delegation of Duties. The Pari Passu Collateral Agent may execute any of its duties under this Agreement and the other Collateral Agreements by or through employees, agents or attorneys-in-fact and shall not be answerable to the Pari Passu Secured Parties. The Pari Passu Collateral Agent and any such agent or attorney may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article III shall apply to any such employee, agent or attorney and to the Affiliates of the Pari Passu Collateral Agent and any such agent or attorney. The Pari Passu Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in fact selected by it or its Affiliate with reasonable care.

3.3 Rights as a Pari Passu Secured Party. The Person serving as the Pari Passu Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu

Secured Party that it holds as any other Pari Passu Secured Party and may exercise the same as though it were not the Pari Passu Collateral Agent and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Revolving Credit Agreement Secured Party”, “Revolving Credit Agreement Secured Parties”, “Term Loan Secured Party”, or “Term Loan Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Pari Passu Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Grantor or any Subsidiary or other Affiliate thereof as if such Person were not the Pari Passu Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party. The Pari Passu Collateral Agent, in its individual capacity, is not obligated to be a Pari Passu Secured Party.

3.4 Exculpatory Provisions.

(a) The Pari Passu Collateral Agent shall have no duties to the Pari Passu Secured Parties except those expressly set forth herein and in the Pari Passu Documents. Neither the Pari Passu Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Pari Passu Secured Party for any action taken or omitted by the Pari Passu Collateral Agent, its officers, directors, employees and agents, as the case may be, hereunder or in connection herewith, except to the extent caused by its or their gross negligence or willful misconduct as determined by a court of competent jurisdiction by final, non-appealable order. Without limiting the generality of the foregoing, the Pari Passu Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Collateral Agreements that the Pari Passu Collateral Agent is required to exercise as directed in writing by the Controlling Party; provided that the Pari Passu Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Pari Passu Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the Collateral Agreements have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Pari Passu Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Controlling Party or (B) in the absence of its own gross negligence or willful misconduct, which may include reliance in good faith on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement; and shall be deemed not to have knowledge of any Event of Default under any Pari Passu Obligations unless and until written notice describing such Event Default is given by the Company or (as applicable) to the Pari Passu Collateral Agent by the Authorized Representative of such Pari Passu Obligations;

(v) shall not be liable for any lack of perfection or timing of perfection, avoidance, as a preference, fraudulent conveyance or otherwise, of any Pari Passu Collateral or any Collateral Agreement; and shall not have any obligation to assure that any equipment that may be subject to certificate of title laws under any applicable jurisdiction be evidenced by a certificate of title;

(vi) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Collateral Agreement, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Event of Default or other default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Collateral Agreement or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Agreements, (E) the value or the sufficiency of the Pari Passu Collateral, or (F) the satisfaction of any condition set forth in any Pari Passu Document, other than to confirm receipt of items expressly required to be delivered to the Pari Passu Collateral Agent;

(vii) the Pari Passu Collateral Agent shall not have any fiduciary duties or contractual obligations of any kind or nature under any Other Pari Passu Agreement (but shall be entitled to all protections provided to the Pari Passu Collateral Agent therein);

(viii) with respect to the Pari Passu Documents, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation;

(ix) may conclusively rely on any certificate of an officer of the Company provided pursuant to Section 2.13;

(x) whenever reference is made in any Pari Passu Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Pari Passu Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Pari Passu Collateral Agent, it is understood that in all cases the Pari Passu Collateral Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) solely as directed in writing by the Controlling Party; this provision is intended solely for the benefit of the Pari Passu Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Pari Passu Document, or confer any rights or benefits on any party hereto or thereto;

(xi) notwithstanding any other provision of this Agreement or the Collateral Agreements to the contrary, the Pari Passu Collateral Agent shall not be liable for any indirect, incidental, consequential, punitive or special losses or damages, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated; and

(xii) the Pari Passu Collateral Agent shall not be required to expend or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, and shall not be obligated to take any legal or other action hereunder, which might in its judgment involve or cause it to incur any expense or liability, unless it shall have been furnished with acceptable indemnification.

(b) The Grantors agree that they shall defend and be jointly and severally liable to reimburse and indemnify the Pari Passu Collateral Agent (and its Affiliates, officers, directors, employees, attorneys and agents (“Agent Related Persons”) for reasonable expenses actually incurred by the Pari Passu Collateral Agent on behalf of the Pari Passu Secured Parties in connection with the execution, delivery, administration and enforcement of this Agreement and from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, actual reasonable expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Pari Passu Collateral Agent, in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, in each case, except to the extent caused by its gross negligence or willful misconduct (collectively, the “Indemnified Liabilities”). In the event Pari Passu Collateral Agent is not reimbursed for such costs and expenses by Grantors, each Pari Passu Secured Party hereby agrees that it is and shall be obligated to pay to Pari Passu Collateral Agent such Pari Passu Secured Party’s ratable thereof (based upon the Pari Passu Obligations not then Discharged); provided, that if the Pari Passu Collateral Agent is acting at the direction of only one or more of the Revolving Credit Secured Parties, the indemnification obligations shall be payable solely by the Revolving Credit Secured Parties and if acting at the direction of only one or more of the Term Loan Secured Parties, the indemnification obligations shall be payable solely by the Term Loan Secured Parties; provided further, that no Pari Passu Secured Party shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Agent-Related Person’s gross negligence or willful misconduct. The obligations under this Section 3.4(b) shall survive payment of the Pari Passu Obligations and termination of this Agreement and all of the Pari Passu Documents.

(c) Each Pari Passu Secured Party acknowledges that, in addition to acting as the initial Pari Passu Collateral Agent, Wells Fargo Bank, National Association, also serves as Revolving Credit Agreement Agent, and that Wells Fargo Bank, National Association or one or more of its Affiliates may have jointly arranged, syndicated, placed or otherwise participated in the facilities and indebtedness contemplated by the Revolving Credit Agreement, the Term Loan

Agreement and the Indenture (as defined in the Second Lien Intercreditor Agreement), and each Pari Passu Secured Party hereby waives any right to make any objection or claim against Wells Fargo Bank, National Association, any of its Affiliates or its counsel (or any successor Pari Passu Collateral Agent or its counsel) based on any alleged conflict of interest or breach of duties arising from the Pari Passu Collateral Agent, Wells Fargo Bank, National Association, or its Affiliates also serving in such other capacities. Any knowledge obtained by the Revolving Credit Agreement Agent, the Term Loan Agent, Wells Fargo Bank, National Association in its capacity as a bank and not as Pari Passu Collateral Agent or any Affiliate of Wells Fargo Bank, National Association, regarding the Company, any Grantor or the nature of the transaction described herein, including a default or potential Event of Default shall not be imputed to the Pari Passu Collateral Agent.

3.5 Reliance by Pari Passu Collateral Agent. The Pari Passu Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Pari Passu Collateral Agent also may conclusively rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Pari Passu Collateral Agent may consult with legal counsel, at the expense of the Company and Grantors (who may include, but shall not be limited to, counsel for the Company or counsel for the Term Loan Agent, the Revolving Credit Agreement Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the written advice of any such counsel, accountants or experts.

3.6 Resignation of Pari Passu Collateral Agent. The Pari Passu Collateral Agent may at any time give written notice of its resignation as Pari Passu Collateral Agent under this Agreement and the other Collateral Agreements to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Controlling Party shall have the right in consultation with the Company, to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Controlling Party and shall have accepted such appointment within 30 days after the retiring Pari Passu Collateral Agent gives notice of its resignation, then the retiring Pari Passu Collateral Agent may, on behalf of the Pari Passu Secured Parties, appoint a successor Pari Passu Collateral Agent meeting the qualifications set forth above (but without the consent of any other Pari Passu Secured Party or the Company); provided that if the Pari Passu Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Pari Passu Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Collateral Agreements (except that in the case of any collateral security held by the Pari Passu Collateral Agent on behalf of the Pari Passu Secured Parties under any of the Collateral Agreements, the retiring Pari Passu Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Pari Passu Secured Parties therein until such time as a successor Pari Passu Collateral Agent is appointed but with no obligation to take any further action at the request of the Controlling Party, any other Pari Passu Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Pari Passu Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Controlling Party appoints a successor Pari Passu Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Pari Passu Collateral Agent hereunder and under the Collateral Agreements, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Pari Passu Collateral Agent, and the retiring Pari Passu Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Collateral Agreements (if not already discharged therefrom as provided above in this Section). After the retiring Pari Passu Collateral Agent’s resignation hereunder and under the other Collateral Agreements, the provisions of this Article, Sections 10.3 and 15 of the Revolving Credit Agreement, Sections 10.3 and 15 of the Term Loan Agreement, shall continue in effect for the benefit of such retiring Pari Passu Collateral Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Pari Passu Collateral Agent was acting as Pari Passu Collateral Agent. Upon any notice of resignation of the Pari Passu Collateral Agent hereunder and under the other Collateral Agreements, the Grantors agree to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Pari Passu Collateral Agent under the Collateral Agreements to the successor Pari Passu Collateral Agent as promptly as practicable.

3.7 Collateral and Guaranty Matters. Each of the Pari Passu Secured Parties irrevocably authorizes the Pari Passu Collateral Agent, at the written direction of the Controlling Party:

(a) to place (at the expense of the Grantors) mortgagee’s interest insurance in such amounts, on such terms and with such insurers as the Controlling Party shall determine based solely on advice of an insurance advisor selected by the Controlling Party in its sole discretion to provide payment to the Pari Passu Collateral Agent as the holder of each Mortgage;

(b) to release any Lien on any property granted to or held by the Pari Passu Collateral Agent under any Collateral Agreement in accordance with Section 2.13 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Pari Passu Document; and

(c) to release any Grantor from its obligations under the Collateral Agreements upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Pari Passu Document.

3.8 Distributions and Consents. In making the distributions to the Agents provided for in Article II hereof and to the extent such distributions are entitled to the benefits of this Agreement, the Pari Passu Collateral Agent shall rely upon information supplied to it by each Authorized Representative with respect to the amounts of Pari Passu Obligations owing to the Pari Passu Secured Parties represented by such Authorized Representative. Each Authorized Representative hereby agrees, on two Business Days’ telephonic, telecopy, e-mail or similar notice from the Pari Passu Collateral Agent, to deliver to the Pari Passu Collateral Agent in writing, including by facsimile, a statement of the outstanding balance of the Pari Passu

Obligations, if any, owing to such Pari Passu Secured Parties represented by such Authorized Representative as of the date or dates specified in such notice; provided, however, that if an Authorized Representative shall fail or refuse to provide the requested information within such time period, the Pari Passu Collateral Agent shall be entitled to rely on the written direction of the Controlling Party, and the Controlling Party may make any such determination or not make any determination, by such method as the Controlling Party may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Pari Passu Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made in accordance with the provisions of this Section 3.8 (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination taken in good faith in the absence of the Pari Passu Collateral Agent’s gross negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

3.9 Second Lien Intercreditor Agreement. Each of the Pari Passu Secured Parties, by its acceptance hereof, hereby further designates and appoints the Pari Passu Collateral Agent as its agent to, at the written direction of the Controlling Party, receive, hold, administer and enforce the Second Lien Intercreditor Agreement, as agent on behalf of the Pari Passu Secured Parties, and to take such actions and to exercise such powers respecting the Second Lien Intercreditor Agreement as are delegated to the Pari Passu Collateral Agent under the Second Lien Intercreditor Agreement or by applicable law, together with such powers that are reasonably incidental thereto, in each case at the written direction of the Controlling Party. In its capacity under the Second Lien Intercreditor Agreement, the Pari Passu Collateral Agent is entitled to all of the protections and indemnities of the Pari Passu Collateral Agent under the Collateral Agreements, and all of the terms and provisions of this Article III that are applicable to Collateral Agreements shall also apply to the Second Lien Intercreditor Agreement notwithstanding the fact that the Second Lien Intercreditor Agreement is not a Collateral Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

4.2 Pari Passu Secured Party Credit Decision. Each Pari Passu Secured Party acknowledges that it has not relied upon the Pari Passu Collateral Agent or any other Pari Passu Secured Party in making any credit analysis or decision to enter into this Agreement. The Pari Passu Collateral Agent makes no representations or warranty with respect to the foregoing. Each Pari Passu Secured Party also acknowledges that it will not rely upon the Pari Passu Collateral Agent or any other Pari Passu Secured Party in the future in making any credit decisions or in taking or not taking action under this Agreement

4.3 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one agreement, and shall constitute a binding agreement when executed by each of the parties hereto. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

4.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto including any assignees of the Pari Passu Obligations. Each Pari Passu Secured Party agrees that it will not assign any of the Pari Passu Obligations absent an acknowledgment by the assignee thereof of the terms of this Agreement, provided that the failure of any Pari Passu Secured Party to obtain such acknowledgment shall not affect the effectiveness of the immediately preceding sentence.

4.5 Amendments to Agreement and Documentation.

(a) Subject to clauses (b) and (c) below, this Agreement may be amended only in a writing executed by the Pari Passu Collateral Agent, each Authorized Representative and, with respect to any amendment that increases the obligations or reduces the rights of any Grantor hereunder, such Grantor. Except as otherwise provided in clauses (d) and (e) below, neither this Section 4.5, nor any other provision of this Agreement, shall in any way limit the ability of any Pari Passu Secured Party to waive, amend or otherwise modify any document relating to the Pari Passu Obligations (including, without limitation, increasing the respective amounts thereof).

(b) Notwithstanding clause (a) above, but subject to Sections 2.12 and 2.13, each Pari Passu Secured Party agrees that the Pari Passu Collateral Agent may enter into any amendment, supplement, consent, waiver, modification or termination with respect to any Collateral Agreement (including to release Liens securing any Pari Passu Obligations), at the written direction of the Controlling Party, in each case, without notice to, or the consent of any Pari Passu Secured Party; provided, however, that such amendment, supplement, consent, waiver, modification or termination shall not be effective if the effect thereof would be to (i) except as set forth below under Section 4.11, subordinate the Liens of such Pari Passu Secured Party in the Pari Passu Collateral to any other Lien in the Pari Passu Collateral (other than Permitted Liens that, under the terms of Pari Passu Documents are entitled to rank senior in priority to the Liens securing the Pari Passu Obligations), (ii) effect any changes in the application of proceeds of the Pari Passu Collateral in Section 2.5 that would adversely affect such Pari Passu Secured Party or (iii) make any change in provisions dealing with the required vote of holders of the Pari Passu Obligations of such Pari Passu Secured Party required to approve any amendment or waiver. In determining whether an amendment, supplement, consent, waiver, modification or termination with respect to any Collateral Agreement is permitted by this Section 4.5(b), the Pari Passu Collateral Agent may in good faith conclusively rely on a certificate of an officer of the Company stating that such amendment, supplement, consent, waiver, modification or termination is permitted by this Section 4.5(b).

(c) Notwithstanding the other provisions of this Section 4.5, each Authorized Representative and the Pari Passu Collateral Agent (acting upon the written direction of the Controlling Party) may amend or supplement this Agreement without the consent of any other Pari Passu Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Pari Passu Secured Parties; (iii)

to make, complete or confirm any grant of Pari Passu Collateral permitted or required by this Agreement or any of the Collateral Agreements; and (iv) to provide for additional obligations of the Grantors or Liens securing such obligations to the extent permitted by the terms of the Pari Passu Documents and not otherwise in contravention of this Agreement.

(d) Subject to the restrictions set forth in the Term Loan Agreement as in effect on the date hereof, the Revolving Credit Agreement Documents may be amended, supplemented, or otherwise modified in accordance with their terms, in each case without notice to, or the consent of, Term Loan Agent or the Term Loan Lenders, all without affecting the lien subordination or other provisions of this Agreement; provided, that any such amendment, supplement, or modification shall not, without the prior written consent of Term Loan Agent (which it shall be authorized to consent to based upon an affirmative vote of the requisite Term Loan Lenders under the Term Loan Agreement):

(i) contravene the provisions of this Agreement; or

(ii) change any covenants, defaults, or events of default under the Revolving Credit Agreement Documents (including the addition of covenants, defaults, or events of default not contained in the Revolving Credit Agreement Documents as in effect on the date hereof) to directly restrict any Grantor from making payments of the Term Loan, Obligations that would otherwise be permitted under the Revolving Credit Agreement Documents as in effect on the date hereof.

(e) Subject to the restrictions set forth in the Revolving Credit Agreement as in effect on the date hereof, the Term Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms, in each case without notice to, or the consent of, Revolving Credit Agreement Agent or the Revolving Credit Agreement Lenders, all without affecting the lien subordination or other provisions of this Agreement; provided, that any such amendment, supplement, or modification shall not (except with respect to any Conforming Amendment (provided that any Conforming Amendment shall maintain an equivalent proportionate difference between dollar amounts or ratio, as the case may be, in the relevant provision in the Term Loan Documents and those in the corresponding covenant in the Revolving Credit Agreement Documents, to the extent that such difference exists between the Term Loan Agreement and Revolving Credit Agreement on the date hereof)), without the prior written consent of Revolving Credit Agreement Agent (which it shall be authorized to consent to based upon an affirmative vote of the requisite Revolving Credit Agreement Lenders under the Revolving Credit Agreement):

(i) contravene the provisions of this Agreement;

(ii) increase the cash pay portion of any interest rate by more than 4.00 percentage points per annum (excluding increases resulting from the accrual of interest at the default rate) or add any new recurring fees;

(iii) change to earlier dates any dates upon which payments of principal or interest are due thereon;

(iv) change the mandatory or optional redemption, prepayment, or defeasance provisions thereof; or

(v) change any covenants, defaults, or events of default under the Term Loan Documents (including the addition of covenants, defaults, or events of default not contained in the Term Loan Documents as in effect on the date hereof) to directly restrict any Grantor from making payments of the Revolving Credit Agreement Obligations that would otherwise be permitted under the Term Loan Documents as in effect on the date hereof.

4.6 Termination. Subject to Section 2.15, this Agreement shall terminate upon the Discharge of Revolving Credit Agreement Obligations and the Discharge of all Pari Passu Obligations, as evidenced in a writing furnished to the Pari Passu Collateral Agent by the Controlling Party.

4.7 Cooperation/Transfer.

(a) Each party hereto agrees to cooperate fully with the other parties hereto, in the exercise of its reasonable judgment, to the end that the terms and provisions of this Agreement may be promptly and fully carried out. Each party hereto also agrees, from time to time, to execute and deliver any and all other agreements, documents or instruments and to take such other actions, all as may be reasonably necessary or desirable to effectuate the terms, provisions and intent of this Agreement.

(b) In connection with an assignment of all, or of a proportionate part of all, of any Pari Passu Secured Party’s right, title and interest under any Pari Passu Document, as the case may be, to any bank, insurance company, other financial institution or other Person (the “Transferee”), such Transferee shall become a Pari Passu Secured Party hereunder immediately upon such assignment without further act on the part of any person, and by the acceptance of such assignment such Transferee agrees to be bound by the terms hereof as if originally bound hereunder as a Pari Passu Secured Party.

4.8 No Waiver. No failure or delay on the part of any Pari Passu Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

4.9 Notices. All written communications provided for hereunder shall be in English and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, and addressed to such party at the address specified on its signature page hereto and, as applicable, at the address set forth in Section 4 of the applicable Joinder Agreement, or as such party may otherwise provide in writing to the other parties from time to time. Any notice to a Grantor shall be given to such Grantor care of the Company, at the address of the Company specified on its signature page hereto, or such other address of the Company as the Company may otherwise provide in writing to the other parties from time to time.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 4.9 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 4.9.

4.10 No Third Party Beneficiary. No Person other than the parties hereto shall have or be entitled to assert any rights or benefits under this Agreement. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. None of the Company, any other Grantor, any other Subsidiary of the Company or any other creditor of any of the foregoing shall have any rights or obligations hereunder, and none of the Company, any other Grantor or any other Subsidiary of the Company may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay any Pari Passu Obligations owed by such Grantor as and when the same shall become due and payable in accordance with their terms.

4.11 Bankruptcy Filing.

(a) The provisions of this Agreement shall continue in full force and effect both before and after the filing of any petition by or against any Grantor under any Bankruptcy Law. If any Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing, which, for the avoidance of doubt, may include a Refinancing or roll-up of the Revolving Credit Agreement Obligations (“DIP Financing”) to be provided by one or more lenders, which, for the avoidance of doubt, may include the Revolving Credit Agreement Secured Parties (the “DIP Lenders”), under Section 364 of the Bankruptcy Code or the use of cash collateral or the sale of property that constitutes Pari Passu Collateral under Section 363 of the Bankruptcy Code, each Pari Passu Secured Party (other than any Controlling Secured Party or any Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to, nor support any Person objecting to, and shall be deemed to have consented to, any such financing or to the Liens on the Pari Passu Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral or sale that constitutes Pari Passu Collateral (including any bid or sale procedure in respect thereof), unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral or sale of Pari Passu Collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Pari Passu Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will consent to the subordination of its Liens with respect to such Pari Passu Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Pari Passu Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Pari Passu Collateral as set forth herein), in each case so long as (A) the sum of the aggregate principal amount of the DIP Financing and the outstanding amount Revolving Credit Agreement Obligations as of the commencement of the Insolvency or Liquidation Proceeding does not exceed the Revolving Credit Agreement Cap, (B) the Pari Passu Secured Parties retain the benefit of their Liens on all such Pari Passu Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) if the Pari Passu Collateral Agent is granted Liens for the benefit of the Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, such Liens have the same priority vis-à-vis the Pari Passu Secured Parties as set forth in this Agreement, (D) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.5 of this Agreement, and (E) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.5 of this Agreement. The Term Loan Agent agrees that it shall not, and each Non-Controlling Secured Party agrees that it shall not, directly or indirectly, provide, offer to provide, or support any DIP Financing unless (i) the Discharge of Revolving Credit Agreement Obligations occurs upon the closing of such DIP Financing, and (ii) the Pari Passu Collateral Agent and each Controlling Secured Party has declined to provide DIP Financing.

(b) Notwithstanding anything containing in Section 4.11(a) of this Agreement:

(i) The Term Loan Agent and each Non-Controlling Secured Party shall have the right to object to any motion regarding DIP Financing (including a DIP Financing proposed or supported by Pari Passu Secured Parties), or the use of cash collateral or the sale of property that constitutes Pari Passu Collateral under section 363 of the Bankruptcy Code to the extent that such objection could be asserted in the Bankruptcy Case by unsecured creditors generally; and

(ii) if the Pari Passu Collateral Agent and each Controlling Secured Party do not seek Liens for the benefit of the Pari Passu Secured Parties as adequate protection or otherwise in connection with any DIP Financing, the Term Loan Agent and each Non-Controlling Secured Party shall be entitled to require Pari Passu Collateral Agent to seek, without objection from the Pari Passu Secured Parties, adequate protection in the form of additional or replacement Liens (on such existing or future assets of any Grantor), which additional or replacement Liens, if obtained, shall have the same priority vis-à-vis the Pari Passu Secured Parties as set forth in this Agreement.

4.12 Refinancings. The Pari Passu Obligations, or any part thereof, may be Refinanced, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Pari Passu Document) of any other Pari Passu Secured Party, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative for the holders of such

Refinancing Indebtedness (if not already a party hereto in such capacity) shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness.

4.13 Appointment of Pari Passu Collateral Agent. Each Pari Passu Secured Party hereby irrevocably appoints Wells Fargo Bank, National Association, to act on its behalf as the Pari Passu Collateral Agent hereunder.

4.14 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

4.15 Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

4.16 Submission to Jurisdiction; Waiver of Jury Trial.

(a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER PARI PASSU DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREUNDER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HEREUNDER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER PARI PASSU DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER ANY PARTY HEREUNDER. EACH OF THE PARTIES HEREUNDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.9, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH DELIVERY. EACH OF THE PARTIES HEREUNDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER PARI PASSU DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARI PASSU SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY HEREUNDER IN ANY OTHER JURISDICTION.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER PARI PASSU DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM

(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER PARI PASSU DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

4.17 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Pari Passu Document, the provisions of this Agreement shall govern.

4.18 Additional Guarantors’ Consent. If after the date hereof any Subsidiary of the Company becomes a Guarantor under any Pari Passu Document that was not a Guarantor as of the date hereof, such Guarantor shall execute and deliver a Joinder Consent Agreement.

4.19 Acknowledgment of Authorized Representatives and Agents. Each Authorized Representative and each other Agent acknowledges and agrees that each of the Pari Passu Collateral Agent and the other Pari Passu Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Pari Passu Documents, the ownership of any Pari Passu Collateral, or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Pari Passu Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the applicable Pari Passu Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Pari Passu Collateral Agent and the other Pari Passu Secured Parties shall have no duty to any other Pari Passu Secured Parties to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an Event of Default or default under any agreements with any Grantor (including the Pari Passu Documents), regardless of any knowledge thereof that they may have or be charged with. Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, represents and warrants to Revolving Credit Agreement Agent that it has been authorized by the Term Loan Secured Parties to enter into this Agreement and that each of the agreements, covenants, waivers, and other provisions hereof is valid, binding, and enforceable against the Term Loan Secured Parties, as applicable, as fully as if they were parties hereto.

4.20 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

4.21 Subrogation. With respect to any payments or distributions in cash, property, or other assets that any Pari Passu Secured Party pays over to Pari Passu Collateral Agent under the terms of this Agreement, such Pari Passu Secured Party shall be subrogated to the rights of the other Pari Passu Secured Parties who receive such proceeds pursuant to the terms hereof (including Section 2.5); provided, that such Pari Passu Secured Party who obtains a right of subrogation shall not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of the Revolving Credit Agreement Obligations has occurred.

4.22 Prevailing Party. In the event it becomes necessary for Pari Passu Collateral Agent, Revolving Credit Agreement Agent or Term Loan Agent, to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Pari Passu Collateral Agent

By:	/s/ Zachary S. Buchanan
Name:	Zachary S. Buchanan
Title:	AVP

Address:

1100 Abernathy Road, Suite 1600
Atlanta, Georgia 30328
Attn: Account Manager - Nuverra
Fax No. (866) 358-0879
E-mail:

Signature Page to Intercreditor Agreement (Nuverra Environmental Solutions)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Credit Agreement Agent

By:	/s/ Zachary S. Buchanan
Name:	Zachary S. Buchanan
Title:	AVP

Address:

1100 Abernathy Road, Suite 1600
Atlanta, Georgia 30328
Attn: Account Manager - Nuverra
Fax No. (866) 358-0879
E-mail:

Signature Page to Intercreditor Agreement (Nuverra Environmental Solutions)

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Term Loan Agent

By:	/s/ Geoffrey J. Lewis
Name:	Geoffrey J. Lewis
Title:	Vice President

Address:

500 Delaware Avenue
Wilmington, DE 19801
Attention: Geoffrey Lewis
Facsimile No.: (302) 421-9137
E-mail: glewis@wsfsbank.com

Signature Page to Intercreditor Agreement (Nuverra Environmental Solutions)

ACKNOWLEDGMENT

Borrower and each of Borrower’s undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement (as in effect on the date hereof, the “Initial Intercreditor Agreement”) and agree to recognize all rights granted by the Initial Intercreditor Agreement to Pari Passu Collateral Agent, each Authorized Representative, the Pari Passu Secured Parties, waive the provisions of Section 9-615(a) of the UCC in connection with the application of proceeds of Collateral in accordance with the provisions of the Initial Intercreditor Agreement, agree that they will not do any act or perform any obligation which is not in accordance with the agreements set forth in the Initial Intercreditor Agreement. Borrower and each of Borrower’s undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the Initial Intercreditor Agreement, as amended, restated, supplemented, or otherwise modified hereafter.

ACKNOWLEDGED AS OF THE DATE FIRST WRITTEN ABOVE:

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	Chairman and Chief Executive Officer

1960 WELL SERVICES, LLC
BADLANDS LEASING, LLC
BADLANDS POWER FUELS, LLC, a Delaware limited liability company
BADLANDS POWER FUELS, LLC, a North Dakota limited liability company
HECKMANN WATER RESOURCES CORPORATION
HECKMANN WATER RESOURCES (CVR), INC.
HEK WATER SOLUTIONS, LLC
IDEAL OILFIELD DISPOSAL, LLC
LANDTECH ENTERPRISES, L.L.C.
NES WATER SOLUTIONS, LLC
NUVERRA TOTAL SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

Signature Page to Intercreditor Agreement (Nuverra Environmental Solutions)

APPALACHIAN WATER SERVICES, LLC

By: HEK Water Solutions, LLC, its managing member

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

Signature Page to Intercreditor Agreement (Nuverra Environmental Solutions)

SCHEDULE I

[FORM OF] JOINDER CONSENT AND AGREEMENT

Pursuant to this Joinder Consent and Agreement, dated as of             , 20     , the undersigned hereby consents to and agrees to be bound by all of the terms and provisions of the Intercreditor Agreement, dated as of                  , 2016, among WELLS FARGO BANK, NATIONAL ASSOCIATION., as Pari Passu Collateral Agent, Revolving Credit Agreement Agent, WILMINGTON SAVINGS FUND SOCIETY, FSB, as Term Loan Agent, NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation and each other Grantor (as defined therein) and party signatory thereto from time to time (as the same may be amended, restated, supplemented, waived or otherwise modified from time to time in accordance with its terms, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

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